COLONIAL INTERMEDIATE HIGH INCOME FUND
        One Financial Center, Boston, Massachusetts 02111
                       (617) 426-3750


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD APRIL 28, 1995

Dear Fellow Shareholder:

    The Annual Meeting of Shareholders (Meeting) of Colonial
Intermediate High Income Fund (Fund) will be held at the offices of Colonial Management Associates, Inc. (Adviser), One Financial
Center, Boston, Massachusetts, on Friday, April 28, 1995, at 10:00 a.m. Eastern time, to:

1.  Elect five Trustees;

2.  Ratify or reject the selection of independent accountants; and

3. Transact such other business as may properly come before the Meeting or any adjournment thereof.


                               By order of the Trustees,



                               Arthur O. Stern, Secretary

March 24, 1995


NOTICE: YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IF A QUORUM IS NOT PRESENT AT THE MEETING, ADDITIONAL EXPENSES WILL BE INCURRED TO SOLICIT ADDITIONAL PROXIES. TO AVOID THESE COSTS TO YOUR FUND, PLEASE VOTE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IMMEDIATELY.



IH-85/761A-0395

                          PROXY STATEMENT
                         General Information
                                               March  24, 1995

   The enclosed proxy, which was first mailed on March 24, 1995, is solicited by the Trustees for use at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of each proposal referred to in the Proxy Statement. The proxy may be revoked prior to its exercise by a later dated proxy, by written revocation received by the Secretary or by voting in person. Solicitation may be made by mail, telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions. The cost of solicitation will be paid by the Fund.

   A majority of the shares outstanding and entitled to vote constitutes a quorum and must be present in person or represented by proxy for business to be transacted at the Meeting. On February 1, 1995, the Fund had outstanding 13,964,796.823 shares of beneficial interest. Shareholders of record at the close of business on February 1, 1995 will have one vote for each share held. As of February 1, 1995, Cede & Co., Common Account, Box 20, Bowling Green Station, New York, New York 10004 owned of record 82.47% of the Fund's outstanding shares.

   Votes cast by proxy or in person will be counted by persons appointed by the Fund to act as election tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. Where a shareholder withholds authority or abstains, or the proxy reflects a "broker non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter), the shares will be counted as present and entitled to vote on the matter for purposes of determining the presence of a quorum. With respect to the election of Trustees and ratification of independent accountants, withheld authority, abstentions and broker non-votes have no effect on the outcome of the voting.

   Further information concerning the Fund is contained in its most recent Annual Report to shareholders, which is obtainable free of charge by writing the Adviser at One Financial Center, Boston, MA
02111 or by calling 1-800-248-2828.

1. Election of Five Trustees.

  Messrs. Birnbaum, Grinnell, Lowry, Mayer and Sullivan (who have each agreed to serve) are proposed for election as Trustees of the Fund each to serve for three years or until a successor is elected. Messrs. Mayer and Sullivan currently serve as Trustees. Messrs. Birnbaum, Grinnell and Lowry are proposed to be added to the Board. The election of each of Messrs. Birnbaum, Grinnell and Lowry is conditioned on (1) the closing of the Merger described below (Merger) of The Colonial Group, Inc. (TCG), parent company of the Adviser, with a subsidiary of Liberty Financial Companies, Inc. (Liberty Financial) (currently scheduled to occur on or about March 24, 1995) and (ii) their nomination by the current Trustees at a meeting scheduled for April 21, 1995. The Board of Trustees currently consists of Ms. Collins and Messrs. Bleasdale, Ireland, Mayer, McNeice, Moody, Neuhauser, Shinn, Sullivan and Weeks. The Board currently is divided into the following three classes, each with a three year term expiring in the years indicated (assuming the persons listed above, other than Messrs. Birnbaum, Grinnell and Lowry, are elected at the Meeting):

    1996                1997               1998

Mr. Bleasdale        Mr. McNeice         Mr. Mayer
Ms. Collins          Mr. Moody           Mr. Sullivan
Mr. Ireland          Mr. Shinn
Mr. Neuhauser        Mr. Weeks

   The years in which Messrs. Birnbaum's, Grinnell's and Lowry's terms will expire will be determined by the current Trustees at their April meeting.

   The following table sets forth certain information about the current Trustees and about Messrs. Birnbaum, Grinnell and Lowry:

                                                  Shares Beneficially
Nominee Name                                       Owned and Percent
Age  Trustee Since    Principal Occupation(1)     of Fund at February 1,
                        and Directorships                 1995(2)
------------------    -----------------------     -----------------------

Robert J.             Retired January, 1994;              ----
 Birnbaum             Special Counsel, Dechert
(67)                  Price & Rhoads (September,
                      1988 to December, 1993);
                      President and Chief
                      Operating Officer, New
                      York Stock Exchange (May,
                      1985 to June, 1988);
                      Trustee, Liberty Financial
                      Trust.

Tom                   Retired (formerly Chairman           ----
 Bleasdale            of the Board and Chief
(64)  1988            Executive Officer, Shore
                      Bank & Trust Co.).
                      Director or Trustee:
                      Colonial Funds (3), Stok,
                      Inc.

Lora S.               Attorney, Kramer, Levin,             ----
 Collins              Naftalis, Nessen, Kamin &
(59)  1988            Frankel (law).  Trustee:
                      Colonial Funds (3).

James E.              Private Investor (since              ----
 Grinnell             November, 1988); Senior
(65)                  Vice President-Operations,
                      The Rockport Company,
                      importer and distributor
                      of shoes (May, 1986 to
                      November, 1988); Trustee,
                      Liberty Financial Trust.

William D.            Retired (formerly Chairman           ----
 Ireland, Jr.         of the Board, Bank of New
(71)  1992            England--Worcester).
                      Trustee:  Colonial Funds (3).

Richard W.            Private Investor (August,            ----
 Lowry                1987 to present); Chairman
(58)                  and Chief Executive
                      Officer, U.S. Plywood
                      Corporation, manufacturer
                      and distributor of wood
                      products (August, 1985 to
                      August, 1987); Trustee,
                      Liberty Financial Trust.

William E.            Dean of the College of               ----
 Mayer*               Business and Management,
(54)   1994           University of Maryland
                      (formerly Dean of the
                      Simon Graduate School of
                      Business, University of
                      Rochester; Chairman and
                      Chief Executive Officer,
                      C.S. First Boston Merchant
                      Bank; and President and
                      Chief Executive Officer,
                      The First Boston Corporation).
                      Director or Trustee:  Colonial
                      Funds(3), Hambrecht & Quist
                      Incorporated; American
                      Medical Inc.; Chart House
                      Enterprises; Riverwood
                      International Corp.

John A.               Chairman of the Board and            ----
 McNeice, Jr.*        Director of TCG: Chairman
(62)   1988           of the Board, Chief
                      Executive Officer and
                      Director of the Adviser.
                      Trustee: Colonial Funds (3).

James L.              Chairman of the Board,
 Moody, Jr.           Hannaford Bros. Co. (food            ----
(63)   1988           distributor) (formerly
                      Chief Executive Officer,
                      Hannaford Bros. Co.).
                      Director or Trustee:
                      Colonial Funds (3),
                      Penobscot Shoe Co., Sobeys
                      Inc., Hills Stores
                      Company, UNUM Corporation,
                      IDEXX Laboratories.

John J.               Dean of the School of                ----
 Neuhauser            Management, Boston
(51)   1992           College. Director or
                      Trustee: Colonial Funds
                      (3), Hyde Athletic
                      Industries, Inc.

George L.             Financial Consultant                 ----
 Shinn                (formerly Chairman, Chief
(72)  1992            Executive Officer and
                      Consultant, The First
                      Boston Corporation).
                      Trustee or Director:
                      Colonial Funds (3), The
                      New York Times Co., Phelps
                      Dodge Corp.

Robert L.             Management Consultant.               ----
 Sullivan             Trustee: Colonial Funds(3).
(67)   1989

Sinclair              Chairman of the Board,               ----
 Weeks, Jr.           Reed & Barton Corporation.
(71)  1992            Director or Trustee:
                      Colonial Funds (3),
                      Commonwealth Energy
                      Systems.


* Mr. McNeice is an "interested person" as defined by the Investment Company Act of 1940 (1940 Act), because of his affiliation with TCG and the Adviser. Mr. Mayer is an "interested person" because of his affiliation with Hambrecht & Quist Incorporated (a registered broker dealer).

 (1) Except as otherwise noted, each individual has held the office indicated or other offices in the same company for the last five years.

(2) On February 1, 1995, the Trustees and officers of the Fund beneficially owned less than 1% of the then outstanding shares of the Fund.

(3) The Colonial Funds include: Colonial Trust I, Colonial Trust II, Colonial Trust III, Colonial Trust IV, Colonial Trust V, Colonial Trust VI, Colonial High Income Municipal Trust, Colonial InterMarket Income Trust I, Colonial Intermediate High Income Fund, Colonial Investment Grade Municipal Trust and Colonial Municipal Income Trust.

     The following table sets forth certain information about the executive officers of the Fund:

Name
Age    Executive Officer Since    Principal Occupation(4)

John A. McNeice, Jr.              President and Trustee
62      1987                      of the Fund: Chairman
                                  of the Board, Chief
                                  Executive Officer and
                                  Director of the
                                  Adviser: Chairman of
                                  the Board and Director
                                  of TCG: President and
                                  Trustee of Colonial
                                  Funds (5).

Harold W. Cogger                  Vice President of the
59      1993                      Fund:  President and
                                  Director of the
                                  Adviser (formerly
                                  Executive Vice
                                  President): President,
                                  Chief Executive
                                  Officer and Director
                                  of TCG: Vice President
                                  of Colonial Funds (5).

Davey S. Scoon                    Vice President of the
48      1993                      Fund (formerly
                                  Treasurer): Executive
                                  Vice President and
                                  Director of the
                                  Adviser (formerly
                                  Senior Vice President
                                  and Treasurer):
                                  Executive Vice
                                  President and Chief
                                  Operating Officer of
                                  TCG (formerly Vice
                                  President - Finance
                                  and Administration and
                                  Treasurer):  Vice
                                  President of Colonial
                                  Funds (formerly
                                  Treasurer) (5).

Carl C. Ericson                   Vice President of the
51      1989                      Fund: Vice President
                                  of the Adviser.

Andrea S. Feingold                Vice President of the
31      1993                      Fund (formerly
                                  Assistant Treasurer):
                                  Vice President of
                                  Adviser (formerly
                                  Assistant Vice
                                  President and Analyst
                                  of the Adviser):
                                  formerly Investment
                                  Analyst, Sun Financial
                                  Group.

Richard A. Silver                 Treasurer and Chief
48      1993                      Financial Officer of
                                  the Fund (formerly
                                  Controller): Senior
                                  Vice President,
                                  Director, Treasurer
                                  and Chief Financial
                                  Officer of the
                                  Adviser:  Treasurer
                                  and Chief Financial
                                  Officer of TCG
                                  (formerly Assistant
                                  Treasurer):  Treasurer
                                  and Chief Financial
                                  Officer of Colonial
                                  Funds (5).

Peter L. Lydecker                Controller of the Fund
41      1993                     (formerly Assistant
                                 Controller):  Vice
                                 President of the
                                 Adviser (formerly
                                 Assistant Vice
                                 President): Controller
                                 of Colonial Funds
                                 (formerly Assistant
                                 Controller) (5).

(4) Except as otherwise noted, each individual has held the office indicated or other offices in the same company for the last five years.

(5) The Colonial Funds include: Colonial Trust I, Colonial Trust II, Colonial Trust III, Colonial Trust IV, Colonial Trust V, Colonial Trust VI, Colonial High Income Municipal Trust, Colonial InterMarket Income Trust I, Colonial Intermediate High Income Fund, Colonial Investment Grade Municipal Trust and Colonial Municipal Income Trust.

   Certain officers and Trustees of the Fund also hold positions with the other Colonial Funds for which the Adviser acts as investment adviser.

                  Trustees Meetings and Committees

   During the fiscal year ended October 31, 19943, the Board held
seven meetings.    The current Trustees received the following
compensation from the Fund for the fiscal year ended October 31, 1994 and from the Colonial Funds for the calendar year ended December 31, 1994, for serving as Trustees:

                          Aggregate    Pension     Estimated   Total
                          Compensa-    or Retire-    Annual    Compensa-
                          tion From    ment         Benefits   tion From
                          Fund for     Benefits       Upon     Fund and
                          the fiscal   Accrued      Retire-    Fund Complex
                          year ended   As Part        ment     for the
 Trustee                  10/30/94     of Fund                 calendar year
                                       Expense                 ended
                                                               12/31/94(b)
 ---------                ----------   --------     -------    ------------

Tom Bleasdale             $1,391(a)      $0           $0       $101,000
Lora S. Collins            1,310          0            0         95,000
William D. Ireland, Jr.    1,519          0            0        110,000
William E. Mayer           1,133          0            0         89,752
John A. McNeice, Jr.           0          0            0              0
James L. Moody, Jr.        1,416          0            0        109,000
John J. Neuhauser          1,312          0            0         95,000
George L. Shinn            1,548          0            0        112,000
Robert L. Sullivan         1,462          0            0        104,561
Sinclair Weeks, Jr.        1,601          0            0        116,000

(a)  Includes $679 as deferred compensation.
(b) The Colonial Funds Complex consists of 31 open-end and 5 closed-end management investment portfolios advised by the Adviser.

   The following table sets forth the amount of compensation paid to Messrs. Birnbaum, Grinnell and Lowry in their capacities as
Trustees of the Liberty All-Star Equity Fund, The Charles Allmon
Trust, Inc., Liberty Financial Trust and LFC Utilities Trust
(together, Liberty Funds) for service during the calendar year ended December 31, 1994:
                       Aggregate     Pension      Estimated   Total
                       Compen-       or Retire-   Annual      Compensa-
                       sation         ment        Benefits    tion From
                       From Fund     Benefits     Upon        Liberty Funds
                       for the       Accrued      Retire-     for the
                       fiscal        As Part      ment        calendar
                       year ended    of Fund                  year ended
 Trustee               10/31/94      Expense                  12/31/94(c)

 --------              ----------    --------     -------     ------------

Robert J. Birnbaum       $0          $0            $0         $     0
James E. Grinnell         0           0             0          31,032
Richard W. Lowry          0           0             0          31,282

(c) The Liberty Funds consist of 5 open-end and 2 closed-end management investment company portfolios, each of which is advised by Stein Roe & Farnham Incorporated, an indirect wholly-owned subsidiary of Liberty Financial.

   The Audit Committee of the Colonial Funds, consisting of Messrs. Bleasdale, Ireland, Moody, Shinn, Sullivan and Weeks, met twice during the fiscal year ended October 31, 1994. The Committee recommends to the Trustees the independent accountants to serve as auditors, reviews with the independent accountants the results of the auditing engagement and internal accounting procedures and controls, and considers the independence of the independent accountants, the range of their audit services and their fees.

   The Compensation Committee of the Colonial Funds, consisting of Ms. Collins and Messrs. Neuhauser, Sullivan and Weeks, met once during the fiscal year ended October 31, 1994. The Committee reviews compensation of the Trustees.

   The Nominating Committee of the Colonial Funds, consisting of Messrs. Bleasdale, Ireland, Moody and Weeks, met twice during the fiscal year ended October 31, 1994. The Committee in its sole discretion recommends to the Trustees nominees for Trustee and for appointments to various committees. The Committee will consider candidates for Trustee recommended by shareholders. Written recommendations with supporting information should be directed to the Committee in care of the Fund.

   During the fiscal year ended October 31, 1994, each of the current Trustees attended more than 75% of the meetings of the Board and the committees of which such Trustee is a member.

  If any of the nominees listed above become unavailable for election, the enclosed proxy may be voted for a substitute candidate in the discretion of the proxy holder(s). If the conditions set forth on pages 2 and 3 are not fulfilled, the enclosed proxy will not be voted for the election of Messrs. Birnbaum, Grinnell and Lowry.

                         Required Vote

   A plurality of the votes cast at the Meeting, if a quorum is represented, is required for the election of each Trustee.

   Description of the Adviser. The Adviser is a wholly-owned subsidary of TCG. On October 12, 1994, TCG, Liberty Financial and Apple Merger Corporation (Merger Subsidiary), a wholly-owned subsidary of Liberty Financial, entered into an Agreement and Plan of Merger, which was amended and restated as of February 8, 1995 (Merger Agreement). Pursuant to the Merger Agreement, TCG, subject to the satisfaction of certain conditions (including, among others, adoption and approval of the Merger Agreement by the stockholders of TCG and receipt of approvals of new Management Agreements by the shareholders of 90% of the Colonial Funds and the other registered investment companies for which TCG or its subsidiaries, including the Adviser, acts as an investment adviser, as measured by net assets), or in certain cases, waiver of conditions, will merge with Merger Subsidiary with TCG being the surviving corporation (Surviving Corporation). Over 90% of the Colonial Funds' shareholders approved the new Management Agreements at the Special Meetings of Shareholders held on February 15, 1995. The Surviving Corporation will remain a wholly-owned subsidary of Liberty Financial. Current TCG stockholders will become stockholders of Liberty Financial unless they elect to receive cash in exchange for their stock. After the Merger, the Adviser will be a wholly-owned subsidiary of the Surviving Corporation. The Merger, together with certain other matters contemplated by the Merger Agreement, constitute the Transaction.

   Liberty Financial is currently an indirect subsidiary of Liberty Mutual Insurance Company (Liberty Mutual). Liberty Financial is a diversified and integrated asset management organization which provides insurance and investment products to individuals and institutions. Its principal executive offices are located at 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02210. After the closing of the Transaction (Closing), the only stockholders of Liberty Financial other than Liberty Mutual will be those TCG stockholders who receive Liberty Financial stock in the Merger. Liberty Mutual is a Massachusetts-chartered mutual property and casualty insurance company with over $20.6 billion in assets and $3.5 billion in surplus at December 31, 1994. The principal business activities of Liberty Mutual's subsidiaries other than Liberty Financial are property-casulty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force. Its principal executive offices are located at 175 Berkeley Street, Boston, Massachusetts 02117.

   John A. McNeice, Jr., who is President and a Trustee of the Colonial Funds, presently holds 1,464,000 shares of TCG Class A Common Stock, representing 20.24% of the Class A Common Stock of TCG, and 98,437 shares of TCG Class B Common Stock, representing 50.94% of its outstanding Class B Stock. Because of his stock ownership, he is considered to be a controlling person of TCG and of the Adviser, which is a wholly-owned subsidiary of TCG. After the Closing, Mr. McNeice will no longer be a controlling person of the Adviser.

     In connection with the Merger, unless holders of TCG Common Stock (Common Stock) elect otherwise, each share of Common Stock will be converted into the right to receive one share of Liberty Financial Common Stock (New Common Stock). Alternatively, a TCG stockholder may elect, with respect to all or some of his or her shares, to convert such holder's Common Stock into either, but not both, of (i) the right to receive $40.00 in cash per share of Common Stock or (ii) the right to receive .77 shares of Series A Convertible Preferred Stock of Liberty Financial (New Preferred Stock) per share of Common Stock. Notwithstanding these alternatives, the aggregate cash paid to TCG stockholders will be limited to $100 million and the total amount of New Preferred Stock issued to stockholders will be limited to 1,040,000 shares. If such limits are reached, the number of shares of Common Stock subject to elections to receive cash or New Preferred Stock, as the case may be, will be reduced ratably based on the number of shares elected to be so treated by each stockholder. As of November 30, 1994, there were 7,166,646 shares of Class A Common Stock and 193,217 shares of Class B Common Stock outstanding.

2.   Ratification of Independent Accountants.

   Price Waterhouse LLP was selected as independent accountants for the Fund for the fiscal year ending October 31, 1995, by unanimous vote of the Trustees, subject to ratification or rejection by the shareholders. Neither Price Waterhouse LLP nor any of its partners has any direct or material indirect financial interest in the Fund. Price Waterhouse LLP also acts as independent accountants for the Adviser and affiliated companies. A representative of Price Waterhouse LLP will be available at the Meeting to respond to appropriate questions and make a statement (if the representative desires), if requested by a shareholder in writing at least five days before the Meeting.

                         Required Vote

   Ratification requires the affirmative vote of a majority of the shares of the Fund represented at the Meeting.

3. Other Matters and Discretion of Attorneys Named in the Proxy

   At this date only the business mentioned in Items 1 and 2 of the Notice of the Meeting is contemplated to be presented. If any procedural or other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holder(s).

   The Meeting is called to be held at the same time as the meeting of shareholders of Colonial Municipal Income Trust. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the Meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meetings so that the Meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

   If a quorum of shareholders (a majority of the shares entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, if sufficient votes in favor of the Items set forth in the Notice of the Meeting are not received by April 28, 1995, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than ninety days in the aggregate and further solicitation of proxies may be made. Any such adjournment may be effected by a majority of the votes properly cast in person or by proxy on the question at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Items set forth in the Notice of the Meeting. They will vote against any such adjournment those proxies required to be voted against any of such Items.

            Date for Receipt of Shareholder Proposals

   Proposals of shareholders which are intended to be considered for inclusion in the Fund's proxy statement relating to the 1996 Annual Meeting of Shareholders of the Fund must be received by the Fund at One Financial Center, Boston, Massachusetts 02111 on or before December 8, 1995.

Shareholders are urged to vote, sign and mail their proxies immediately.


               COLONIAL INTERMEDIATE HIGH INCOME FUND
          This Proxy is Solicited on Behalf of the Trustees.

PROXY

The undersigned shareholder hereby appoints Michael H. Koonce, John
A. McNeice, Jr. and Arthur O. Stern, and each of them, proxies of the undersigned, with power of substitution, to vote at the Annual Meeting of Shareholders of Colonial Intermediate High Income Fund, to be held at Boston, Massachusetts, on Friday, April 28, 1995, and at any adjournments, as follows on the reverse side:

This proxy when properly executed will be voted in the manner directed below and, absent direction, will be voted for Items 1 and 2 listed below.

1.  ELECTION OF FIVE TRUSTEES (Item 1 of the Notice).

Nominees: Robert J. Birnbaum, James E. Grinnell, Richard W. Lowry, William E. Mayer, Robert L. Sullivan

________  FOR the nominees listed (except as marked to the contrary below)

________  WITHHOLD AUTHORITY to vote for the nominees listed


----------------------------------------------------------------------------
INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line.


2. PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS.
   (Item 2 of the Notice)

           ____ FOR      ____ AGAINST       ____ ABSTAIN

3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY
   COME BEFORE THE MEETING.


__________MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                            Please sign exactly as name appears hereon.
                            When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature___________________Date__________________

Signature___________________Date__________________




PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.